Exhibit 99.1

In August 2008, Interval Acquisition Corp. (the “Issuer”), a wholly-owned subsidiary of Interval Leisure Group, Inc. (“ILG”), issued $300 million principal amount of 9 ½% senior notes due 2016 (the “Notes”). The Notes are guaranteed by ILG and the domestic subsidiaries of the Issuer. These guarantees are full and unconditional and joint and several. Pursuant to Section 4.03(a) of the Indenture, dated as of August 19, 2008, among the Issuer, the guarantors and The Bank of New York Mellon as Trustee (“Trustee”), the Issuer is obligated to furnish to the holders of the Notes with respect to September 30, 2008 and for prior periods consolidating  financial data that reconciles the differences between the information relating to ILG and the information relating to the Issuer and its restricted subsidiaries

The following tables present condensed consolidating financial information as of September 30, 2008 and December 31, 2007, and for the three and six months ended September 30, 2008 and 2007 for ILG on a stand-alone basis, the Issuer on a stand-alone basis, the combined guarantor subsidiaries of ILG (collectively, the “Guarantor Subsidiaries”), the combined non-guarantor subsidiaries of ILG (collectively, the “Non-Guarantor Subsidiaries”) and ILG on a consolidated basis (in thousands). ILG was incorporated in May 2008 and became the parent company of the Issuer in August 2008.  Therefore, results of ILG are included in the 2008 periods only.

Balance sheet as of September 30, 2008

As of September 30, 2008	ILG	Interval Acquisition Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Total Eliminations	ILG Consolidated

Current assets	$37	$2,355	$124,279	$84,368	$—	$211,039
Property and equipment, net	1,162	—	34,867	1,425	—	37,454
Goodwill and intangible assets, net	—	347,252	338,358	—	—	685,610
Investment in subsidiaries	147,657	652,640	46,383	—	(846,680)	—
Other assets	—	35,626	28,588	10,660	(27,448)	47,426
Total assets	$148,856	$1,037,873	$572,475	$96,453	$(874,128)	$981,529

Current liabilities	$2,124	$15,503	$176,060	$26,049	$(27,448)	$192,288
Other liabilities and minority interest	—	512,390	109,825	21,894	—	644,109
Intercompany liabilities (receivables)	1,600	362,323	(366,050)	2,127	—	—
Shareholders’ equity	145,132	147,657	652,640	46,383	(846,680)	145,132
Total liabilities and shareholders’ equity	$148,856	$1,037,873	$572,475	$96,453	$(874,128)	$981,529

Balance sheet as of December 31, 2007

As of December 31, 2007	Interval Acquisition Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Total Eliminations	ILG Consolidated

Current assets	$136	$69,569	$77,858	$—	$147,563
Property and equipment, net	—	33,688	1,275		34,963
Goodwill and intangible assets, net	361,734	341,469	—	—	703,203
Investment in subsidiaries	535,260	41,533	—	(576,793)	—
Other assets	24,632	23,632	16,071	(27,447)	36,888
Total assets	$921,762	$509,891	$95,204	$(604,240)	$922,617

Current liabilities	$173	$164,891	$22,658	$(27,447)	$160,275
Other liabilities and minority interest	96,909	122,898	29,168	—	248,975
Intercompany liabilities (receivables)	311,313	(313,158)	1,845	—	—
Shareholders’ equity	513,367	535,260	41,533	(576,793)	513,367
Total liabilities and shareholders’ equity	$921,762	$509,891	$95,204	$(604,240)	$922,617

Statement of income for the three months ended September 30, 2008

For the Three Months Ended September 30, 2008	ILG	Interval Acquisition Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Total Eliminations	ILG Consolidated

Revenue	$—	$—	$87,791	$12,964	$—	$100,755
Operating expenses	(4,003)	(5,259)	(57,556)	(10,100)	—	(76,918)
Interest income (expense), net	—	(2,628)	47	865	—	(1,716)
Other income (expense), net	14,987	19,823	3,141	1,339	(37,915)	1,375
Income tax benefit (provision)	1,534	3,051	(13,597)	(1,963)	—	(10,975)
Minority interest	—	—	(3)	—	—	(3)

Net (loss) income	$12,518	$14,987	$19,823	$3,105	$(37,915)	$12,518

Statement of income for the three months ended September 30, 2007

For the Three Months Ended September 30, 2007	Interval Acquisition Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Total Eliminations	ILG Consolidated

Revenue	$—	$84,394	$11,625	$—	$96,019
Operating expenses	(6,203)	(55,446)	(9,316)	—	(70,965)
Interest income (expense), net	1,654	(15)	728	—	2,367
Other income (expense), net	19,340	1,889	274	(21,270)	233
Income tax benefit (provision)	1,755	(11,477)	(1,381)	—	(11,103)
Minority interest	—	(5)	—	—	(5)

Net (loss) income	$16,546	$19,340	$1,930	$(21,270)	$16,546

Statement of income for the nine months ended September 30, 2008

For the Nine Months Ended September 30, 2008	ILG	Interval Acquisition Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Total Eliminations	ILG Consolidated

Revenue	$—	$—	$277,441	$42,435	$—	$319,876
Operating expenses	(7,042)	(15,739)	(176,154)	(31,794)	—	(230,729)
Interest income (expense), net	—	2,862	(27)	2,471	—	5,306
Other income (expense), net	61,162	69,105	8,579	903	(138,914)	835
Income tax benefit (provision)	2,698	4,934	(40,724)	(5,368)	—	(38,460)
Minority interest	—	—	(10)	—	—	(10)

Net (loss) income	$56,818	$61,162	$69,105	$8,647	$(138,914)	$56,818

Statement of income for the nine months ended September 30, 2007

For the Nine Months Ended September 30, 2007	Interval Acquisition Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Total Eliminations	ILG Consolidated

Revenue	$—	$231,926	$36,411	$—	$268,337
Operating expenses	(18,813)	(138,382)	(27,825)	—	(185,020)
Interest income (expense), net	5,566	(96)	2,059	—	7,529
Other income (expense), net	63,251	6,642	(543)	(69,966)	(616)
Income tax benefit (provision)	5,110	(36,831)	(3,387)	—	(35,108)
Minority interest	—	(8)	—	—	(8)

Net (loss) income	$55,114	$63,251	$6,715	$(69,966)	$55,114

Statement of cash flows for the nine months ended September 30, 2008

For the Nine Months Ended September 30, 2008	ILG	Interval Acquisition Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Total Eliminations	ILG Consolidated

Cash flows provided by operating activities	$1,438	$9,665	$80,891	$5,681	$—	$97,675
Cash flows provided by (used in) investing activities	(1,438)	(59,691)	(22,502)	683	—	(82,948)
Cash flows provided by financing activities	—	50,026	—	—	—	50,026
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(1,945)	—	(1,945)
Cash and cash equivalents at beginning of the period	—	—	2,438	64,675	—	67,113

Cash and cash equivalents at end of period	$—	$—	$60,827	$69,094	$—	$129,921

Statement of cash flows for the nine months ended September 30, 2007

For the Nine Months Ended September 30, 2007	Interval Acquisition Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Total Eliminations	ILG Consolidated

Cash flows provided by (used in) operating activities	$(6,729)	$92,482	$11,308	$—	$97,061
Cash flows provided by (used in) investing activities	6,729	(93,796)	12,933	—	(74,134)
Cash flows provided by financing activities	—	258	—	—	258
Effect of exchange rate changes on cash and cash equivalents	—	—	1,643	—	1,643
Cash and cash equivalents at beginning of the period	—	266	37,291	—	37,557

Cash and cash equivalents at end of period	$—	$(790)	$63,175	$—	$62,385